SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2008
VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)
(205) 298-3000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 10, 2008, Vulcan Materials Company (the “Company”) announced that Richard T. O’Brien was elected a director of the Company. Mr. O’Brien is President and Chief Executive Officer of Newmont Mining, a leading gold producer with operations on five continents. He has served in his current position since July 2007. From September 2005 until July 2007, Mr. O’Brien was Newmont’s President and Chief Financial Officer. Prior to joining Newmont, Mr. O’Brien was Executive Vice President and Chief Financial Officer of AGL Resources in Atlanta, Georgia for four years. In addition to serving as a director of Newmont Mining, Mr. O’Brien is a director of Inergy Holdings, L.P. Mr. O’Brien will serve on the Audit and Safety, Health and Environmental Affairs Committees of the Board.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 10, 2008, the Board of Directors of the Company approved amendments to the Company’s Amended and Restated By-Laws (as amended, the “By-Laws”), which changes are effective immediately. The principal changes to the By-Laws resulting from the amendments are as follows:
     Section 1.03 of the By-Laws has been amended to expressly empower the Board of Directors to postpone previously called meetings of shareholders or (except as otherwise required by law) to cancel special meetings of shareholders.
     A new Section 1.04 of the By-Laws has been added to (i) provide that in order for nominations or any other business to be properly brought before a meeting by a shareholder pursuant to the By-Laws, the shareholder must provide notice of the proposed business to the Company’s Secretary within specified time periods, (ii) prescribe disclosure regarding the shareholders making such nominations or proposals, including, among other things, the shareholder’s name and address, the number of shares owned by such shareholder, and all ownership interests, hedges, economic incentives (including synthetic or temporary stock ownership) and rights to vote any shares of any security of the Company, (iii) prescribe disclosure with respect to nominees for director by requiring a shareholder nominating a person for election to include in the advance notice certain information with respect to the nominee (including information regarding compensation arrangements between the shareholder and his affiliates, on the one hand and the nominee, on the other hand), as well as the questionnaire, representation and agreement required by new Section 1.05 of the By-Laws, and (iv) prescribe disclosure with respect to any business other than the nomination of a director, including, among other things, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder in such business.
     A new Section 1.05 of the By-Laws has been added to require that a nominee for election or reelection as a director submit a signed questionnaire with respect to his or her background and qualifications, as well as a representation and agreement that the nominee is not a party to any undisclosed voting commitment, any voting commitment that that could interfere with such person’s fiduciary duties under applicable law, or any arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation or indemnification in connection with service as a director, and that the nominee, if elected, will comply with all applicable publicly disclosed corporate governance and other policies and guidelines of the Company.
     In addition, Article IV of the By-Laws has been amended to provide that the indemnification rights conferred under that Article will be contract rights that vest at the time of that person’s service to or at the request of the Company, which rights will continue as to an indemnitee who has ceased to be a corporate agent, and to specify that any amendment of Article IV of the By-Laws that limits rights to indemnification will be prospective only.
     The preceding description is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws, as amended, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits:

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Vulcan Materials Company effective as of October 10, 2008.

99.1	Press release dated October 10, 2008 announcing the appointment of Richard T. O’Brien to the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company
Date: October 14, 2008	By:	/s/ Robert A. Wason IV
Robert A. Wason IV